July 7, 2017
ImmunoCellular Therapeutics, Ltd.
23622 Calabasas Road, Suite 300
Calabasas, California 91302
Ladies and Gentlemen:
We have acted as counsel to ImmunoCellular Therapeutics, Ltd., a Delaware corporation, (the “Company”), in connection with the filing of a registration statement (No. 333-215331) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering consisting of (i) up to 5,000 shares (the “Preferred Shares”) of the Company’s Series B 8.0% Mandatorily Convertible Preferred Stock of the Company, par value $0.0001 per share (“Series B Preferred Stock”), (ii) Series 1 Warrants (the "Series 1 Warrants") to purchase up to 3,000 shares of Series B Preferred Stock, (iii) Series 2 Warrants (the "Series 2 Warrants") to purchase up to 3,000 shares of Series B Preferred Stock, and (iv) Series 3 Warrants (the "Series 3 Warrants") to purchase up to 3,000 shares of Series B Preferred Stock (the Series 1 Warrants, the Series 2 Warrants and the Series 3 Warrants are collectively referred to as the “Warrants”), such Warrants representing the right to purchase in the aggregate up to 9,000 shares of Series B Preferred Stock (the “Warrant Shares”). The Preferred Shares and the Warrant Shares are to be convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Preferred Shares and the Warrants are to be sold by the Company as described in the Registration Statement.
In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the related Prospectus, (b) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and (c) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below, (ii) assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials, and the due authorization, execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof (except that due authorization by the Company is not assumed), (iii) assumed the approval of the form of the Certificate of Designations, Preferences and Rights of Series B Preferred Stock by the Pricing Committee of the Board of Directors of the Company and its filing with the Secretary of State of the State of Delaware and (iv) assumed that the terms of the sale of the Preferred Shares and the Warrants to be sold to the underwriters by the Company will be authorized by the Board of Directors of the Company or the Pricing Committee in accordance with Sections 152 and 153 of the General Corporation Law of the State of Delaware (the “DGCL”). As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought to independently verify such matters.
Our opinion is expressed only with respect to the DGCL and, as to the Warrants constituting valid and legally binding obligations of the Company, with respect to the laws of the State of New York. We express no opinion as to whether the laws of any particular jurisdiction apply and no opinion

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to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.
With regard to our opinion concerning the Warrants constituting valid and binding obligations of the Company:
(i)    Our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.
(ii)    Our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought.
(iii)    We express no opinion as to any provision of the Warrants that: (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable.
(iv)    We express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrants.
With respect to the Warrant Shares and the Conversion Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of the Series B Preferred Stock or shares of the Common Stock, future issuances of securities of the Company and/or adjustments to outstanding securities of the Company cause the Warrants to be exercisable for more shares of the Series B Preferred Stock, or the Preferred Shares or the Warrant Shares to be convertible into, more shares of the Common Stock, than the number of shares that then remain authorized but unissued. Further, we have assumed the Exercise Price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Series B Preferred Stock and that the price for conversion of the Preferred Shares and the Warrant Shares into Conversion Shares will not be less than $0.35 per Conversion Share as provided in the Prospectus.
On the basis of the foregoing, and in reliance thereon, we are of the opinion (i) that the Preferred Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company to the purchasers thereof against payment therefor, the Warrants,

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when issued and sold as contemplated in the Registration Statement and the Prospectus, will be valid and binding obligations of the Company, (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, and (iv) the Conversion Shares, when issued upon conversion of the Preferred Shares and the Warrant Shares in accordance with the terms of the Series B Preferred Stock, will be validly issued, fully paid and nonassessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.
This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
Sincerely,
Cooley LLP

By: /s/ Glen Y. Sato
Glen Y. Sato